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                                                                   EXHIBIT 10.12

                             GRID PROMISSORY NOTE

                                                               DECEMBER 31, 1995

        FOR VALUE RECEIVED, the undersigned, MANHATTAN ASSOCIATES, L.L.C., a Georgia limited liability company (the ""Borrower"), promises to pay to the order of ALAN J. DABBIERE (the "Holder"), at 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339 (or at such other place as the Holder may designate in writing to the Borrower), the lawful money of the United States of America, such principal sum as may hereafter be disbursed hereunder, together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of each advance of principal at a rate of interest as hereinafter provided.

        The Borrower shall be entitled to borrow funds hereunder from time to time as the Holder in its sole discretion may permit.

        The Borrower promises to pay interest on the unpaid principal amount outstanding hereunder (the "Loan"), at 5.0% per annum.

        The Borrower hereby authorizes the Holder to endorse on the Schedule annexed to this Note all advances of funds made to the Borrower and all payments of principal amounts in respect of the Loan, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of the Loan; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Note.

        This Note may be prepaid without penalty, in whole or in part, at any time and from time to time. Any such prepayment shall be applied first to accrued unpaid interest and thereafter to principal.

        The entire principal and interest hereunder shall, at the option of the Holder, become immediately due and payable upon 5 days prior notice to the Borrower.

        This Note shall be deemed to be made pursuant to the laws of the State of Georgia. Any action, suit or proceeding arising out of the subject matter of this Note shall be brought in the Superior Court of Fulton County, Atlanta, Georgia, or the United States District Court for the North District of Georgia, Atlanta Division, and the parties hereby consent to the jurisdiction of and venue in such courts.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its duly authorized officers.

                                   MANHATTAN ASSOCIATES, L.L.C.,
                                   a Georgia limited liability company


                                   By: /s/ Alan J. Dabbiere
                                       -----------------------------------------
                                       Alan J. Dabbiere, Chairman of the Board,
                                       Chief Executive Officer and President